Exhibit 99.2
(Unaudited Financial Statements)

KIPLING HOLDINGS, INC.
BALANCE SHEET
SEPTEMBER 30, 2006
(Unaudited)

ASSETS

CURRENT ASSETS
Cash	$191,346
Accrued interest receivable	1,800
Due from affiliate	24,749

Total current assets	217,895

NONCURRENT ASSETS
Investment in Worthington Hospitality, L.L.L.P.	4,143,239
Unsecured note receivable	900,000
Deferred debenture costs—net of $7,287 amortization	36,438
Total noncurrent assets	5,079,677

TOTAL ASSETS	$5,297,572

LIABILITIES AND SHAREHOLDER'S DEFICIT

CURRENT LIABILITIES
Accounts payable and accrued expenses	$5,800
Accrued payroll expenses	5,251
Derivative liability	3,948,061

Total current liabilities	3,959,112
Secured convertible debenture payable, net of $1,939,039 discount	4,285,961
Accrued interest payable	355,763

TOTAL LIABILITIES	8,600,836

COMMITMENTS AND CONTINGENCIES	-

SHAREHOLDER'S DEFICIT
Common stock, par value $.001, 2,000,000 shares
authorized, 1,000,000 shares issued and outstanding	1,000
Additional paid-in-capital	149,000
Retained deficit	(3,453,264)
Total shareholder's deficit	(3,303,264)

TOTAL LIABILITIES AND SHAREHOLDER'S DEFICIT	$5,297,572

The accompanying notes are an integral part of these financial statements.

KIPLING HOLDINGS, INC.
STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006
(Unaudited)

REVENUE	$-

OPERATING EXPENSES
Salaries and benefits	128,662
General and administrative, other	5,043
Professional fees	34,093

Total operating expenses (includes $3,000 allocated from
an affiliated entity)	167,798

OTHER (INCOME) EXPENSE

Interest expense	632,385
Net loss on investment in partnership	101,075
Net change in fair value of derivative liability	2,276,554
Net premium on redemption of preferred stock	49,500
Interest income	(27,592)
Merger expense	140,000

Total other expense	3,171,922

NET LOSS	(3,339,720)

Preferred dividends paid	(5,000)

LOSS APPLICABLE TO COMMON SHARES	$(3,344,720)

Loss per common share - basic and diluted	$(2.23)

Weighted average common shares outstanding -
basic and diluted	1,500,000

The accompanying notes are an integral part of these financial statements

KIPLING HOLDINGS, INC.
STATEMENT OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006
(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES

Net loss	$(3,339,720)
Adjustment to reconcile net income to net cash
used in operating activities:	3,247,314

Net cash used in operating activities	(92,406)

CASH FLOWS FROM INVESTING ACTIVITIES
Preferential return from investment	179,075
Net cash provided by investing activities	179,075

CASH FLOWS FROM FINANCING ACTIVITIES
Redemption of preferred stock	(150,000)
Payment of preferred stock dividend	(6,000)

Net cash used in financing activities	(156,000)

NET DECREASE IN CASH	(69,331)
CASH, BEGINNING OF PERIOD	260,677
CASH, END OF PERIOD	$191,346

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
INFORMATION:
Interest paid	$-
Taxes paid	$-

SUPPLEMENTAL DISCLOSURE OF NONCASH FINANCING
ACTIVITIES:
Increase in paid in capital due to parent contribution of debt	$140,000

The accompanying notes are an integral part of these financial statements

KIPLING HOLDINGS, INC.
NOTES TO THE FINANCIAL STATEMENTS
SEPTEMBER 30, 2006
(Unaudited)

Note 1.     Basis of Presentation

Kipling Holdings, Inc., a Delaware Corporation, was formed December 1, 2005. The Company primarily provides capital for investments in the hospitality industry. The Company has purchased a thirty percent interest in a partnership which owns a Hilton hotel under construction in West Palm Beach, Florida.

The unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America, pursuant to the rules and regulations of the Securities and Exchange Commission. In the opinion of management, the accompanying financial statements include all adjustments which are necessary for a fair presentation of the results for the interim periods presented, such adjustments being of a normal recurring nature. Certain information and footnote disclosures have been omitted pursuant to such rules and regulations. Operating results for the periods presented are not necessarily indicative of the results that may be expected for the full year. These financial statements and notes thereto should be read in conjunction with the financial statements and notes thereto included for the year ended December 31, 2005 included in this Form 8-K/A.